UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 25, 2003

ALPHANET SOLUTIONS, INC. (Exact name of registrant as specified in charter)

New Jersey (State or other jurisdiction of incorporation)	0-27042 (Commission File Number)	22-2554535 (I.R.S. Employer Identification Number)

7 Ridgedale Avenue, Cedar Knolls, New Jersey (Address of principal executive offices)	07927 (Zip Code)

Registrant’s telphone number, including area code	(973) 267-0088

Not Applicable (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events and Regulation FD Disclosure.

        At the Special Meeting of the shareholders of AlphaNet Solutions, Inc. (the “Company”), held this morning, June 25, 2003, the shareholders of the Company approved the Amended and Restated Agreement and Plan of Merger, dated as of April 21, 2003 and executed and delivered on May 6, 2003, by and among the Company, CIBER, Inc. (“CIBER”) and CIBER Acquisition Corporation (the “Merger Agreement”) and the transactions contemplated thereby (the “Merger”). The merger is to become effective this evening, June 25, 2003, at 6:30 p.m., without any further action.

        At the effective time of the Merger, each pre-Merger outstanding share of common stock of the Company converts into the right to receive $4.05, and each outstanding, vested, and exercisable option to purchase common stock of the Company either converts into a fully-vested option to purchase CIBER common stock, or into cash, or is cancelled.

        As a result of the Merger, as of the effective time of the Merger, the Company is a wholly-owned subsidiary of CIBER, is no longer an independent public company, and is no longer listed on the Nasdaq National Market System. The Company expects to file a Form 15 with the SEC terminating the Company’s registration under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and suspending the Company’s duty to file reports under Sections 13 and 15(d) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2003	ALPHANET SOLUTIONS, INC. By: WILLIAM S. MEDVE —————————————— William S. Medve Executive Vice President, Chief Financial Officer and Treasurer